Exhibit 99.1

Co-Diagnostics, Inc. Reports Second Quarter 2024 Financial Results

SALT LAKE CITY, August 8, 2024— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the quarter ended June 30, 2024.

Second Quarter 2024 Financial Results:

●	Revenue of $2.7 million, up from $0.2 million during the prior year primarily due to the achievement of certain milestones under various grant agreements the company was awarded
●	Operating expenses of $10.1 million decreased by 13.7% from the prior year due to lower stock-based compensation expense, bad debt expense, and expenses related to clinical trials for the Co-Dx PCR platform
●	Operating loss of $7.7 million compared to operating loss of $12.0 million in 2023
●	Net loss of $7.6 million, compared to net loss of $8.9 million in the prior year, representing a loss of $0.25 per fully diluted share, compared to a loss of $0.31 per fully diluted share in the prior year
●	Adjusted EBITDA loss of $5.9 million compared to $9.6 million in the prior year
●	Cash, cash equivalents, and marketable securities of $44.9 million as of June 30, 2024

Second Quarter and Recent 2024 Business Highlights:

●	Submitted first 510(k) application to the U.S. Food and Drug Administration (FDA) for the Co-Dx™ PCR Pro™ Platform, which includes the Co-Dx PCR Pro instrument and the Co-Dx PCR COVID-19 test for over-the-counter (OTC) use
●	Inaugurated a new manufacturing facility in South Salt Lake to manufacture our patented Co-Primers® oligonucleotides, the Co-Dx™ PCR Pro™ instrument, and test cups for the new Co-Dx PCR platform
●	Expanded Co-Dx vector control technology to a 15th U.S. state, Nevada, which includes Vector Smart® PCR tests in environmental surveillance of mosquito pools for mosquito-borne illnesses
●	Attended and participated in the FIME 2024 trade show in Miami Beach, Florida, which included exhibitors from 116 countries and over 15,000 professional attendees, to display the new Co-Dx PCR platform

“We are very pleased by the progress Co-Diagnostics has made so far this year,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “Our 510(k) application for our new instrument and COVID-19 test kit, which we submitted to the FDA for over-the-counter (OTC) use, is a significant accomplishment. Medical devices cleared for OTC use are automatically categorized as CLIA-waived, making them also suitable for use at the point-of-care as well. We believe this will help to further expand the market and value of the new platform while we prepare to pursue clearance from the FDA for the Co-Dx PCR COVID-19 test on the new instrument specifically for point-of-care use. We look forward to providing you with updates as they come and continue to work hard to further the development of TB, multiplex respiratory, and HPV tests throughout the year.”

“We truly believe that we are one-step closer to delivering the most low-cost, easy to use, and highly accessible diagnostics point of care platform. We also look forward to beginning clinical evaluations for our multiplex test later this year,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale. The Co-Dx PCR Pro instrument and Co-Dx COVID-19 Test are currently under review by the FDA.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, realized gains on investments, stock-based compensation, change in fair value of contingent consideration, gain or loss on disposition of assets, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding our belief that, because medical devices cleared for OTC use are automatically categorized as CLIA-waived, making them also suitable for use at the point-of-care as well, such clearance will help to further expand the market and value of the new platform while we prepare to pursue clearance from the FDA for the Co-Dx PCR COVID-19 test on the new instrument specifically for point-of-care use and our anticipation that we will begin clinical evaluations for our multiplex test later this year. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$13,858,866	$14,916,878
Marketable investment securities	31,020,811	43,631,510
Accounts receivable, net	551,504	303,926
Inventory, net	1,463,960	1,664,725
Income taxes receivable	-	26,955
Prepaid expenses and other current assets	1,324,098	1,597,114
Total current assets	48,219,239	62,141,108
Property and equipment, net	3,054,487	3,035,729
Operating lease right-of-use asset	2,547,485	2,966,774
Intangible assets, net	26,252,333	26,403,667
Investment in joint venture	627,924	773,382
Total assets	$80,701,468	$95,320,660
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,863,499	$1,482,109
Accrued expenses	1,504,750	2,172,959
Operating lease liability, current	878,174	838,387
Contingent consideration liabilities, current	838,032	891,666
Deferred revenue	220,930	362,449
Total current liabilities	5,305,385	5,747,570
Long-term liabilities
Income taxes payable	699,113	659,186
Operating lease liability	1,703,717	2,152,180
Contingent consideration liabilities	595,599	748,109
Total long-term liabilities	2,998,429	3,559,475
Total liabilities	8,303,814	9,307,045
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 36,759,680 shares issued and 31,911,002 shares outstanding as of June 30, 2024 and 36,108,346 shares issued and 31,259,668 shares outstanding as of December 31, 2023	36,760	36,108
Treasury stock, at cost; 4,848,678 shares held as of June 30, 2024 and December 31, 2023, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	99,878,676	96,808,436
Accumulated other comprehensive income	371,208	146,700
Accumulated earnings (deficit)	(12,313,195)	4,598,166
Total stockholders’ equity	72,397,654	86,013,615
Total liabilities and stockholders’ equity	$80,701,468	$95,320,660

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended June 30,
	2024	2023
Product revenue	$161,102	$197,806
Grant revenue	2,495,738	-
Total revenue	2,656,840	197,806
Cost of revenue	212,148	459,095
Gross profit	2,444,692	(261,289)
Operating expenses
Sales and marketing	1,041,243	1,732,966
General and administrative	3,132,385	3,713,895
Research and development	5,612,691	5,981,043
Depreciation and amortization	338,335	305,246
Total operating expenses	10,124,654	11,733,150
Loss from operations	(7,679,962)	(11,994,439)
Other income, net
Interest income	342,188	191,892
Realized gain on investments	74,165	411,190
Gain on disposition of assets	3,500	-
Gain (loss) on remeasurement of acquisition contingencies	(244,116)	359,405
Gain (loss) on equity method investment in joint venture	(74,503)	(125,193)
Total other income, net	101,234	837,294
Loss before income taxes	(7,578,728)	(11,157,145)
Income tax provision (benefit)	20,590	(2,238,320)
Net loss	$(7,599,318)	$(8,918,825)
Other comprehensive loss
Change in net unrealized gains on marketable securities, net of tax	144,653	107,366
Total other comprehensive income	$144,653	$107,366
Comprehensive loss	$(7,454,665)	$(8,811,459)

Loss per common share:
Basic and Diluted	$(0.25)	$(0.31)
Weighted average shares outstanding:
Basic and Diluted	30,124,696	29,088,159

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net loss to adjusted EBITDA:

	Three Months Ended June 30,
	2024	2023
Net loss	$(7,599,318)	$(8,918,825)
Interest income	(342,188)	(191,892)
Realized gain on investments	(74,165)	(411,190)
Depreciation and amortization	338,335	305,246
Gain on disposition of assets	(3,500)	-
Change in fair value of contingent consideration	244,116	(359,405)
Stock-based compensation expense	1,499,658	2,169,801
Income tax provision (benefit)	20,590	(2,238,320)
Adjusted EBITDA	$(5,916,472)	$(9,644,585)